                         HI-SHEAR TECHNOLOGY CORPORATION
                              24225 Garnier Street
                         Torrance, California 90505-5355

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 18, 2003

                          ----------------------------

         The Annual Meeting of Stockholders of HI-SHEAR TECHNOLOGY CORPORATION will be held on November 18, 2003 at 10:00 a.m., at the Company's facility, 24225 Garnier Street, Torrance, California, to consider and act upon the following matters:

         1. The election of directors; and
         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on October 6, 2003, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.


                                             By Order of the Board of Directors,

                                             /s/ Linda A. Nespole

                                             Linda A. Nespole
                                             Corporate Secretary

Torrance, California
October 7, 2003


================================================================================

                                   IMPORTANT
                                   ---------

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

================================================================================

                         HI-SHEAR TECHNOLOGY CORPORATION
                              24225 GARNIER STREET
                         TORRANCE, CALIFORNIA 90505-5355

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 18, 2003

                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This Proxy Statement is furnished by the Board of Directors of Hi-Shear Technology Corporation ("Hi-Shear" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders and at any adjournment of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, November 18, 2003 at the Company's facility, 24225 Garnier Street, Torrance, California. The Annual Meeting is being held for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are provided to stockholders beginning on or about October 13, 2003.


                       RECORD DATE AND OUTSTANDING SHARES

         The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on October 6, 2003 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,672,000 shares of $.001 par value common stock (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented.


                         QUORUM AND VOTING REQUIREMENTS

         The presence at the Annual Meeting of Stockholders, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock held of record on the Record Date is entitled to one vote on each matter to be considered at the Annual Meeting, except that stockholders may cumulate their votes for the election of directors. In order to cumulate votes for a nominee, (i) the nominee's name must have been properly placed in nomination prior to the voting; and (ii) a stockholder must have given notice at the Annual Meeting, prior to the voting, of such stockholder's intention to cumulate votes. If any one stockholder gives such notice, all stockholders may cumulate their votes. Under cumulative voting, each shareholder may cast a total number of votes equal to the number of directors to be elected at the Annual Meeting (i.e., four) multiplied by the number of shares owned by the stockholder as of the record date. This total number of votes may be cast in any manner the stockholder chooses: the votes may be cast for one nominee, divided among two or more of the nominees or divided equally among the four nominees. The election of directors requires the affirmative vote of holders representing a majority of the outstanding shares of Common Stock present in person or by proxy at a meeting at which a quorum is present.

         Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this Proxy Statement as directors. If there is cumulative voting, unless otherwise specifically instructed, the proxy holders intend to distribute the total number of votes represented by each proxy among the director nominees in their discretion in such proportion as they deem appropriate. Representatives of the Company's transfer agent will assist the Company in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have the same legal effect as a vote "against" election of the directors. With respect to any proposal that a broker has discretion to act upon in the absence of voting instructions from the beneficial owner, the broker may vote such shares absent specific voting instructions. Therefore, with respect to the election of directors, with respect to which brokers have the discretionary power to vote, brokers may vote such shares absent specific voting directions from the beneficial owners of such shares.

         The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked. A proxy may also be revoked by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.


                               DISSENTERS' RIGHTS

         Under Delaware law, stockholders are not entitled to any dissenters' rights with respect to the election of directors.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Common Stock as of October 6, 2003, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for director, and each named executive officer, and (iii) all executive officers and directors as a group:

                                                                       Percentage of
                                          Shares of Common Stock         Outstanding
                                            Beneficially Owned        Common Stock (2)
                                            ------------------        ----------------
George W. Trahan (1) ...................          2,662,000                  40.0
Thomas R. Mooney (1) ...................          2,254,575                  33.8
David W. Einsel (1) ....................             26,000                   *
Jack Bunis (1) .........................             26,500                   *
All executive officers and directors
      as a group (4 persons) ...........          4,969,075                  74.4
-----------------------

* Less than 1% of the outstanding shares of Common Stock

   (1) The address for each of the named persons is c/o Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355. The named persons possess sole voting and investment power with respect to the shares listed (except to the extent authority is shared with spouses under applicable law).
   (2) Based on approximately 6,672,000 shares of Common Stock outstanding as of the date of this Proxy Statement.


                              ELECTION OF DIRECTORS

DIRECTORS

         The Bylaws of the Company authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at four (4), all of who will be elected at the Annual Meeting of Stockholders. Shares of Common Stock cannot be voted for more than four (4) directors and each director will be elected at the Annual Meeting to hold office until the next Annual Meeting until their respective successors have been duly elected and qualified.

         All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and to continue to serve as a director if elected. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and instead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required. Unless otherwise directed, the persons named in the accompanying proxy will vote the shares represented only for the election as directors of the four (4) nominees named below.

     NAME AND AGE                             PRESENT OCCUPATION AND OTHER INFORMATION
     ------------                             ----------------------------------------
George W. Trahan .............      President, Chief Executive Officer and Co-chairman of the
Age 55                                Board of the Company. In April 2000 the Board of Directors
                                      appointed Mr. Trahan Chief Executive Officer and Co-chairman.
                                      Mr. Trahan joined the Company as Vice President in July 1990 and was elected Executive Vice President from 1993 until his election as President in June 1998. Mr. Trahan has served as a
                                      Director of the Company since 1993. Before joining the
                                      Company, he served as Vice President of Cherry Textron, a
                                      leading supplier of fasteners to the commercial aerospace and automobile market from 1985 to 1990. From 1978 to 1985, Mr.
                                      Trahan served as Group Controller at the corporate
                                      headquarters of Textron Inc. advising management regarding strategic planning, capital investment and acquisitions. Prior to that, he served as Manager of Corporate Audit for Textron's international operations and also served as an engineer at
                                      Texas Instruments Incorporated. Mr. Trahan received his
                                      Bachelor of Science in Industrial Engineering from Clarkson
                                      University and attended the Harvard Advanced Management
                                      Program.

Thomas R. Mooney .............      Co-chairman of the Board of the Company. Mr. Mooney retired
Age 66                                from active employment and as Chief Executive Officer in
                                      February 2000. Mr. Mooney served as Chief Executive Officer and Chairman of the Board from June 1994 until February 2000.

                                       3

                                      Mr. Mooney served as President of the Company from March 1988 until June 1998. Mr. Mooney served as Vice President of
                                      Programs at Quantic Industries, a component supplier and
                                      subsystems manufacturer in the ordnance and electronics
                                      business, from 1982 to 1988. After retiring from the U.S. Army as a Lieutenant Colonel in 1979, Mr. Mooney served as a
                                      Program Manager for Thiokol Corporation. He is a graduate of the U.S. Military Academy and holds a Masters of Science in
                                      Physics from Penn State University and a Masters of Business
                                      Administration from Old Dominion University.

David W. Einsel ..............      Director. Mr. Einsel became a Director in March 1994. He
Age 74                                served in the U.S. Army from 1950 to 1989, retiring with the rank of Major General. As a general officer, Mr. Einsel served as the Deputy Commander, Army Research and Development
                                      Command, Deputy and Assistant Secretary Defense for Atomic
                                      Energy and served on the President's Task Force for
                                      Reorganization of Nuclear Weapons Employment. After retiring from the Army in 1989, he served as a National Intelligence
                                      Expert at large to the Director of the Central Intelligence
                                      Agency. Mr. Einsel was elected to the U.S. Army Chemical Corps
                                      Hall of Fame.

Jack Bunis ...................      Director. Mr. Bunis became a Director in September 1996. He is
Age 68                                currently the Founder and Principal of a management consulting firm, Bunis & Associates. Mr. Bunis was the Chairman,
                                      President, and Chief Executive Officer of Cair Systems, Inc.,
                                      an Orange County, California based provider of information and automation services to the insurance and health care
                                      industries from 1988 to 1995. Previously, Mr. Bunis held the position of Senior Vice President and Chief Operating Officer
                                      at Mitchellmatix, a division of Cordura Corporation.

         The Board of Directors meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met four (4) times and acted by unanimous written consent two (2) times during the 2003 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

         The Company is not aware of any arrangements that may result in a change of control.


            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established audit, executive, compensation, stock options and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Audit Committee, the Compensation Committee and the Nominating Committee consist of the Company's two "independent" directors, i.e., Messrs. Bunis and Einsel. The Executive Committee and the Stock Option Committee consists of Messrs. Trahan and Mooney. The functions of those committees, the members and the number of meetings held during the 2003 fiscal year are described below:

         AUDIT COMMITTEE. The Audit Committee approves the engagement of the firm selected to be the independent public accountants for the Company and approves all audit and permissible non-audit services. On June 12, 2000 the Board of Directors adopted a written Audit Committee Charter. The Audit Committee monitors the performance of such firm's reviews, approves the scope of the annual audit and quarterly reviews, and evaluates with the independent public accountants the Company's annual audit and quarterly and annual financial statements. The Audit Committee reviews with management the status of the internal accounting controls to evaluate any problem areas having a potential financial impact on the Company. Any potential problem areas may be brought to its attention by management, the independent public accountants or the Board of Directors and the Audit Committee evaluates all public financial reporting documents of the Company. The Audit Committee is comprised of two (2) independent directors having no financial, family, or other material personal ties to management, namely, Messrs. Bunis and Einsel. The Audit Committee met four (4) times during the fiscal year.

         COMPENSATION COMMITTEE AND NOMINATING COMMITTEE. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation of all executive officers, and has delegated the responsibility of deciding upon annual compensation for Company key employees to George W. Trahan, CEO. The Nominating Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company. Messrs. Einsel and Bunis are members of the Compensation Committee, which met three (3) times during the fiscal year. Messrs. Einsel and Bunis are also members of the Nominating Committee. The Nominating Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Nominating Committee did not meet during the fiscal year.

         EXECUTIVE COMMITTEE. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Trahan and Mooney are members of the Executive Committee. The Executive Committee met six (6) times during the fiscal year.

         STOCK OPTIONS COMMITTEE. The Stock Options Committee develops and administers incentive plans, including the Company's 1994 Stock Option Plan. Messrs. Trahan and Mooney are members of the Stock Options Committee, which met four (4) times during the fiscal year.

COMPENSATION OF DIRECTORS

         The Company paid director fees of $1,000 for each meeting of the Board of Directors or separate committee meeting attended by each independent director, and reimbursement of costs and expenses of all directors for attending such meetings.


                             AUDIT COMMITTEE REPORT

         The following is the Report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended May 31, 2003.

         The Audit Committee will review and discuss the audited financial statements contained herein with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors' independence from management and the Company, including the matters covered by the written disclosures and letter provided by the independent auditors. Based on these discussions and the Audit Committee's review of the financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2003.

         The Audit Committee recommended to the Board of Directors the engagement of Raimondo Pettit Group as our independent auditors for the year ended May 31, 2003.

         Based on our discussions with management and the independent auditors, we have not been apprised of any misstatements or omissions in the financial statements.

         Management is responsible for the preparation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's accountants, Raimondo Pettit Group are responsible for performing an independent audit of the financial statements in accordance with Generally Accepted Accounting Principles ("GAAP"). The Audit Committee will meet with the independent accountants, with and without management present, to discuss the results and the overall quality of Hi-Shear's financial reporting.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.

         The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

         The Audit Committee, in its oversight function, has relied on advice and information it received from management and the independent auditors in discussions relative to the Company's financial statements and the Company's Form 10-KSB.

Jack Bunis                                        David Einsel
Audit Committee                                   Audit Committee
Member Board of Directors                         Member Board of Directors


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the annual and long-term cash and non-cash compensation paid for services rendered in all capacities to the Company, to those persons who were the Chief Executive Officer of the Company during the fiscal year ended May 31, 2003 and to those executive officers of the Company serving at the end of fiscal year 2003 whose total annual salary and bonus exceeded $100,000 for fiscal year 2003 (the "Named Executive Officers"):


                        Payments                                          Long Term Compensation
                        Made in           Annual Compensation                  Awards            Payout
   Name and Principal    Fiscal     Salary       Bonus      Other     Restricted    Options       LTIP          All Other
        Position          Year        ($)        ($)(1)      ($)        Stock        /SARs       Payout       Compensation
                                                                      Award(s)($)     (#)          ($)            ($)(2)
-------------------    ----------  ---------- ------------ -------- -------------- ----------- ----------- -----------------
George W. Trahan,         2003       305,000      67,600       -0-         -0-          -0-         -0-            -0-
  President, Chief        2002       295,000        -0-        -0-         -0-          -0-         -0-            -0-
  Executive Officer,      2001       285,000        -0-        -0-         -0-          -0-         -0-            -0-
  Co-chairman,
Gregory J. Smith,         2003       105,000      10,000       -0-         -0-          -0-         -0-            -0-
  Chief Financial
  Officer, Vice
  President Finance
  and Information
  Systems

(1) Bonus for fiscal year 2002 performance was paid in fiscal 2003 after completion of year-end closing. Bonus payments are made in fiscal years subsequent to fiscal years during which they are earned.
(2) The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officer, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the named executive officer did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

         Effective April 4, 2000, the Company renewed a five-year employment agreement with Mr. Trahan, which provides an annual base salary of $275,000. The Agreement also provides that the base salary shall be increased $10,000 per year during each twelve months for the term of the Agreement. Mr. Trahan is eligible to participate in an incentive bonus program, which includes stock options. The Agreement expires on February 28, 2005.

         Pursuant to a five-year Consulting Agreement with the Company dated February 28, 2000 (the "Consulting Agreement"), Thomas R. Mooney, the Co-chairman of the Board, performs consulting services for the Company, for which he received $169,000 during fiscal year 2003. The Consulting Agreement provides that Mr. Mooney will work on projects assigned to him by the Company and that he will not perform work for other parties with respect to products that are competitive with the Company's products.


                      EQUITY COMPENSATION PLAN INFORMATION

------------------------------------------- ---------------------------- --------------------- -----------------------
Plan category                               Number of securities to be     Weighted-average     Number of securities
                                              issued upon exercise of     exercise price of     remaining available
                                               outstanding options,          outstanding        for future issuance
                                                warrants and right        options, warrants         under equity
                                                                              and rights         compensation plans
                                                                                               (excluding securities
                                                                                                reflected in column
                                                                                                        (a))
                                                        (a)                      (b)                    (c)
------------------------------------------- ---------------------------- --------------------- -----------------------
Equity compensation plans approved by                 136,466                   $4.54                 200,534
security holders

N/A
------------------------------------------- ---------------------------- --------------------- -----------------------
Equity compensation plans not approved by
security holders

1993 Stock Option Plan                                  N/A                      N/A                    N/A
------------------------------------------- ---------------------------- --------------------- -----------------------
Total                                                 136,466                   $4.54                 200,534
------------------------------------------- ---------------------------- --------------------- -----------------------


                             1993 STOCK OPTION PLAN

         Our 1993 nonstatutory stock option plan provides for the grant of nonstatutory stock options to employees and consultants. The purposes of the 1993 nonstatutory stock option plan are to attract and retain qualified personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. Our Board of Directors adopted the 1993 nonstatutory stock option plan in December 23, 1993. The 1993 nonstatutory stock option plan provides for the issuance of options to purchase up to 500,000 shares of our common stock. As of May 31, 2003, there were outstanding options to acquire 136,466 shares of our common stock. Unless terminated earlier by the board of directors, the 1993 nonstatutory stock option plan will terminate on December 23, 2003.

         The 1993 nonstatutory stock option plan is administered by the Stock Option Committee, consisting of Messrs. George Trahan and Thomas Mooney, each known as Directors of the company. The Stock Option Committee determines the terms of options granted under the 1993 nonstatutory stock option plan, including the number of shares subject to the award, the exercise or purchase price, the vesting and/or exercisability of the award, and any other conditions to which the award is subject. The exercise price for any options granted under the 1993 nonstatutory stock option plan may be paid in cash, in shares of our common stock valued at fair market value on the exercise date, or in any other form of legal consideration that may be acceptable to the board of directors or administrator in their discretion. The term of options granted under the 1993 nonstatutory stock option plan may not exceed 10 years following the date of grant.


                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The Executive Officers serve at the discretion of the Company's Board of Directors. For biographical information regarding Messrs. Trahan and Mooney, who are nominees for Director of the Company, see "Election of Directors".

KEY EMPLOYEES

         GREGORY J. SMITH, 56, joined the Company in July 1999 and served as Director, Finance and Information Systems until his promotion to Vice President, Finance and Information Systems in July 2000. Mr. Smith is responsible for corporate finance and information systems for the Company. Prior to this, Mr. Smith worked at Burke Industries where he was the Division Controller since July 1995. He has eighteen years of financial management experience.

         FREDRIC S. SILVERMAN, 46, joined the Company in 1996 and has served as Manager, Ordnance Product Engineering before being named Director of Engineering in 1997. Mr. Silverman holds a Bachelor of Chemistry and a Masters of Chemical Engineering from the University of Maryland. Mr. Silverman has held positions with the Naval Ordnance Station as a Lead Engineer for Large-Caliber Ammunition Programs, Aerojet and Olin as a Project Team Leader and Program Manager for Medium Caliber Ammunition and other Munition Products. In addition he has been awarded the R. B. Young Award for Technical Innovation in 1993. He has also authored over a dozen technical publications and has chaired JANNAF Area Symposiums.

         ROBERT M. "MIKE" KEARNS, 54, joined the Company in 1999 and served as the Quality Director until his promotion to Director of Manufacturing in March 2001. Mr. Kearns is responsible for Mechanical, Electronic and Ordnance Assembly, Precision Manufacturing Center and the Integrated Supply Chain areas of the Company. Prior to joining the Company, Mr. Kearns worked at Philadelphia Gear Corporation since 1979. He is APICS certified in Production Planning and Capacity Management. Hi-Shear is the second company to achieve ISO 9001 certification under his leadership and guidance. Mr. Kearns has 20 years of proven manufacturing and supply chain management experience.

         LINDA A. NESPOLE, 41, joined the Company in 1989 and has served as Manager, Human Resources before being named Director of Human Resources and Corporate Secretary of the Company in January 1994. Ms. Nespole is responsible for corporate administration and investor relations for the Company. She holds a Bachelor of Arts degree in Communications from the University of California, Santa Barbara, and a certificate in Human Resources Management from Loyola Marymount University.


                                  ANNUAL REPORT

         The Company undertakes, on written request, and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 2003, as filed with the Securities and Exchange Commission ("Commission"), including the financial statements and notes thereto. Copies of the exhibits not included in the Form 10-KSB are also available, on written request, at the Company's cost. In addition, these documents can be downloaded from the Company's website at: www.hstc.com. Written requests should be addressed to Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355, Attention: Corporate Secretary.


                             APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Raimondo Pettit Group, to serve as the Company's independent accountants and to conduct the audit of the Company's financial statements for the fiscal year ended May 31, 2003. Representatives from Raimondo Pettit Group will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

         A copy of the Company's Form 8-K/A filed with the Securities and Exchange Commission on August 8, 2003, relating to the change in the Company's independent accountant is attached hereto and incorporated herein by reference.

FEES PAID TO INDEPENDENT AUDITORS

         Audit Fees
         ----------
         For the fiscal year ended May 31, 2002 and fiscal year ended May 31, 2003, Grant Thornton LLP billed the Company $101,575 and $9,936 respectively for services associated with respect to the audit of its financial statements, and the reviews of the financial statements included in its Form 10-QSB's.

         For the fiscal year ended May 31, 2003, Raimondo Pettit Group billed the Company $63,900 for services associated with respect to the audit of its financial statements, and the reviews of the financial statements included in its Form 10-QSB's.

         Audit Related Fees
         ------------------
         For the fiscal year ended May 31, 2002 and fiscal year ended May 31, 2003, the Company did not have any additional audit related fees for assurance and related services by Raimondo Pettit Group or Grant Thornton, LLP, which related to the audit.

         Tax Fees
         --------
         For the fiscal year ended May 31, 2002 the tax preparation fee billed was $1,300, and for fiscal year ended May 31, 2003 tax fees of $1,700 have been billed.

         All Other Fees
         --------------
         Grant Thornton LLP billed $12,000 (a) to permit Raimondo Pettit Group to review their FY 2002 work papers, (b) review and provide their comment letter for the Company's 8-K filing regarding the Company's change in accountant, and
(c) review the Company's FY 2003 10-KSB and provide consent to include its FY2002 audit report in the FY 2003 10-KSB.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         The Audit Committee is presently formulating its formal pre-approval policies and procedures. The Audit Committee approved the fees to be paid to the Company's independent auditors described above.


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2003, its officers, directors and greater than 10 percent beneficial owners complied with the filing requirements.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                              SAFE HARBOR STATEMENT

         This Proxy Statement, as it relates to Company matters, contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to market acceptance of and demand for the Company's commercial products, dependence on the uncertainty of government budgetary issues and primary government contracts, and intellectual property rights.

             PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

         The Company at 24225 Garnier Street, Torrance, California, 90505-5355, must receive proposals by stockholders intended to be present at the 2004 Annual Meeting of Stockholders not later than July 1, 2004. Such proposals must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of Common Stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Such proposals should be addressed to the Secretary of the Company. It is suggested that such proposals be submitted by Certified Mail, Return Receipt Requested.

                             SOLICITATION OF PROXIES

         The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by officers and regular employees of the Company. Banks, brokerage houses, nominees and other fiduciaries may be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

                                             By Order of the Board of Directors,

                                             /s/ Linda A. Nespole

                                             Linda A. Nespole
                                             Corporate Secretary

                       ANNUAL MEETING OF STOCKHOLDERS OF

                        HI-SHEAR TECHNOLOGY CORPORATION

                               November 18, 2003


                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1. Election of Directors:
                         NOMINEES:
[ ] FOR ALL NOMINEES     [ ] Thomas R. Mooney
                         [ ] George W. Trahan
[ ] WITHHOLD AUTHORITY   [ ] David W. Einsel
    FOR ALL NOMINEES     [ ] Jack Bunis

[ ] FOR ALL EXCEPT
    (See instructions below)


2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

The shares represented by this proxy will be voted as directed. If no contrary Instruction is given, the shares will be voted FOR the election of directors.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]
             ___________________________________________________________________





--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that    [  ]
changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder _________________________  Date ____________________
Signature of Stockholder _________________________  Date ____________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        HI-SHEAR TECHNOLOGY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS

                           Tuesday, November 18, 2003

         The undersigned hereby appoints THOMAS R. MOONEY and GEORGE W. TRAHAN, and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, November 18, 2003 10:00 A.M., and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated on the reverse side of this proxy:

                (Contined and to be signed on the reverse side)

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    JANUARY 2, 2003


                         HI-SHEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


    DELAWARE                      001-12810                      22-2535743
 (State or other                 (Commission                  (I.R.S. Employer
  jurisdiction                   File Number)                Identification No.)
of incorporation)

             24225 GARNIER STREET
             TORRANCE, CALIFORNIA                     90505-5355
    (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:      (310) 784-2100

INTRODUCTORY NOTE

         This Form 8-K/A amends and restates Form 8-K filed on January 10, 2003 and Forms 8-K/A filed on January 24, 2003 and May 2, 2003.

ITEM 4.           CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

         On and effective January 2, 2003, by recommendation of the Company's Audit Committee and approval of the Board of Directors, Grant Thornton LLP ("Grant Thornton") was dismissed as the Registrant's certifying accountant in an effort to reduce administrative expenses.

         Also on and effective January 2, 2003, the Board of Directors approved the recommendation of the Company's Audit Committee to select Raimondo Pettit Group as the independent certifying accountants for Hi-Shear Technology Corporation, and to conduct the audit of the Company's financial statements for the fiscal year ending May 31, 2003 and to perform reviews of its financial statements for both the second quarter ending November 30, 2002 and third quarter ending February 28, 2003. Prior to its engagement of Raimondo Pettit Group on January 2, 2003, the Registrant had not consulted Raimondo Pettit Group on any matter related to any fiscal or interim financial period, including the application of any accounting principles and matters discussed below regarding disagreements or reportable events.

         Grant Thornton's reports on the Company's financial statements for the fiscal years ended May 31, 2002 and May 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During its audit of fiscal year ended May 31, 2001, the first year of their engagement, Grant Thornton recommended, and the Company accepted, an accounting adjustment to expense certain legal and interest costs. The Company's initial position was to record the legal and interest costs as a receivable for contract costs that the Company believed ultimately would be collected. Prior to the Company's Form 10-KSB filing for the fiscal year ended May 31, 2001, the Audit Committee of the Board of Directors discussed the adjustment of the legal costs and interest with Grant Thornton and Company's management. In addition, since some legal costs had been capitalized as a receivable for contract costs for the third quarter of fiscal 2001, the Company subsequently filed an amended Form 10-QSB, which reflected the adjustment of the legal costs from receivable to expense.

         The Company's management provided its successor certifying accountant, Raimondo Pettit Group, copies of all letters that contain comments regarding any "disagreements" and "reportable conditions and advisory comments," which were written by Grant Thornton and addressed to the Company's Audit Committee. In addition to having discussed the letters' contents with Raimondo Pettit Group, the Company's management has authorized Grant Thornton to respond fully to any inquiries that might be made by Raimondo Pettit Group regarding "disagreements" and "reportable conditions and advisory comments."

         "Reportable conditions" involve matters relating to significant deficiencies in the design or operation of internal controls, that, in the auditor's judgment, could adversely affect the organization's ability to record, process, summarize and report financial data that is consistent with the assertions of management in the financial statements. Following are the "reportable conditions and other advisory comments" relating to internal controls that were identified by Grant Thornton in connection with its audits of the Company's financial statements for the fiscal years ended May 31, 2001 and May 31, 2002.

         Although management periodically recalculated the overhead rate applied to inventory, the actual amounts incurred varied from amounts applied to inventory. Grant Thornton recommended that the overhead rate applied to inventory be adjusted to the actual amounts on at least a quarterly basis. Presently, the Company monitors the overhead rate on a monthly basis and changes the rate as needed to apply overhead.

         Although management's inventory reserve methodology on its stock and finished goods inventory utilized a sample of items that were selected to be representative of the total stock and finished goods population, the sample of items had not been changed since the inception of this methodology during the fiscal year ended May 31, 2000. As a result, it was suggested that this sample of items might not have been representative of the total stock and finished goods population at subsequent dates, and therefore, may impact the amount of inventory obsolescence. Grant Thornton recommended that management reevaluate their methodology in determining the level of inventory obsolescence, including the sample of inventory items selected, on, at least, an annual basis in order to provide a more accurate amount of inventory obsolescence. The Company has updated the reserve computation, and both the methodology and the sample selected for evaluation has been changed.

         Although the Company's personnel prepared a slow-moving inventory report using a download of information and manually sorting the information utilizing a spreadsheet program, the Company's inventory accounting system was unable to generate such a report. Grant Thornton recommended that the Company develop or obtain an automated methodology to generate a slow-moving inventory report, which should be reviewed by management on a monthly or quarterly basis. The Company's management presently identifies and evaluates slow-moving inventory by using manually compiled information on at least a quarterly basis.

         In its written response to the Securities and Exchange Commission (Exhibit 16.2 of Form 8-K/A filed on January 24, 2003) that provided comments regarding the Registrant's initial Form 8-K filing, Grant Thornton characterized as a "disagreement" (i) the Company's accounting for the legal costs and interest receivable discussed above, which disagreement was resolved to Grant Thornton's satisfaction as an accounting adjustment, and (ii) the Company's filing of its Form 10-QSB for the quarter ended November 30, 2000, stating that the Company failed to disclose, at the time of its filing, that Grant Thornton had not completed its review of the financial statements included in the filing. Within a few days of filing the Form 10-QSB, Grant Thornton completed its review, and did not recommend changes to the financial statements contained in the Form 10-QSB. The Company intends to continue to be fully compliant with Item 310 of Regulation S-B, including filings of Forms 10-QSB only after an independent public accountant has confirmed to the Company that it has completed its review of the interim financial statements contained within the quarterly filing.

Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements - None

         (b)      Exhibits

                  16.3 - Grant Thornton Letter dated August 8, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                HI-SHEAR TECHNOLOGY CORP.

Dated: August 8, 2003           By: /s/ George W. Trahan
                                    --------------------------------------------
                                    George W. Trahan, President, Chief Executive
                                    Officer and Co-Chairman

                                  EXHIBIT 16.3

                                                     [GRANT THORNTON LETTERHEAD]




August 8, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Re:      File No. 001-12810


Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Hi-Shear Technology Corporation dated January 2, 2003, and agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with the statements included in the first paragraph, statements related to the Raimondo Pettit Group contained in the second and fifth paragraphs, or the statements in the final sentences of the seventh, eighth, ninth, and tenth paragraphs of Item 4.

Very truly yours,


/s/ Grant Thornton LLP

GRANT THORNTON LLP